UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2020

Central Garden & Pet Company

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33268	68-0275553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597

(Address of Principal Executive offices) (Zip Code)

(925) 948-4000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CENT	The NASDAQ Stock Market LLC
Class A Common Stock	CENTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2020, Central Garden & Pet Company (the “Company”) announced that John B. Balousek, the Company’s lead independent director, informed the Company of his intent to retire from the Board of Directors effective at the end of the fiscal year on September 26, 2020. Mr. Balousek has served as a director since 2001. Upon Mr. Balousek’s retirement, Michael Griffith will join the Compensation Committee.

The Company also announced the appointment of Brendan Dougher to the Company’s Board of Directors effective September 27, 2020. Mr. Dougher will also become a member of the Audit Committee.

Mr. Dougher, who is retiring on September 30, 2020, has held various positions at PricewaterhouseCoopers LLP (“PwC”) for 36 years, including as Managing Partner of the NY Metro Region of PwC from July 2006 until June 2019 and most recently as Managing Partner of the US Cyber Security & Privacy Practice from January 2019 to September 2019.

There are no transactions reportable under Item 404(a) of Regulation S-K in which Mr. Dougher has a direct or indirect material interest. He will be entitled to receive the standard cash and equity compensation paid to all directors as described in the Company’s most recent proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

Date: August 14, 2020	By:	/s/ George A. Yuhas
George A. Yuhas General Counsel and Secretary

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